                                                                  EXHIBIT (1)(G)

                            ARTICLES SUPPLEMENTARY

          UST Master Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company, an open-end investment company registered under the investment Company Act of 1940, has classified the unissued and unclassified capital stock of the Company, pursuant to the following resolution.

          RESOLVED, that pursuant to Section VI of the Articles of Incorporation of the Company, of the three billion one hundred twenty-five million (3,125,000,000) previously authorized and unclassified shares of Common Stock of the Company, Five Hundred Million (500,000,000) shares of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000) shall be hereinafter classified as Class G Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($0.001) per share of the aggregate par value of five Hundred Thousand Dollars ($500,000) shall be hereinafter classified as Class G Common Stock - Special Series 1; and the remaining Two Billion One Hundred Twenty-Five Million (2,125,000,000) shares of the par value of one Mill ($0.001) per share and of the aggregate par value of Two Million One Hundred Twenty-Five Thousand Dollars ($2,125,000) shall remain unclassified;

          FURTHER RESOLVED, that all Class G Common Stock shares and all Class G Common Stock - Special Series 1 shares, will represent, when issued, pro rate interests in the Treasury Money Fund of the Company;

          FURTHER RESOLVED, that all consideration received by the Company for the issue or sale of shares of Special Series 1 of Class G Common Stock shall be invested or reinvested with the consideration received by the Company for the issue and sale of all other shares now or hereinafter designated as Class G Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Company allocated to the shares of such Special Shares 1 (or to such other shares) by the Board of Directors of the Company in accordance with the Company's Charter;

          FURTHER RESOLVED, that the assets belonging to Class G Common Stock, including Class G Common Stock - Special Series 1, and any other series of Class G Common Stock hereafter authorized, shall be charged with the expenses and liabilities of the Company in respect of Class G Common Stock, Class G Common Stock - Special Series 1 and other series of Class G Common Stock hereafter authorized, and in respect of any general expenses and liabilities of the Company allocated to Class G Common Stock by the Board of Directors in accordance with the Company's Charter, except that only shares of Special Series 1 of Class G Common Stock shall bear (a) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of the Company which provides for services exclusively for customers of such institutions who beneficially own shares of such Special Series 1, and (b) any other liabilities and expenses which the Board of Directors determines are directly attributable to shares of such Special Series 1 and which are to be borne solely by shares of such Special Series 1;

          FURTHER RESOLVED, that each share of Special Series 1 of Class G Common Stock shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of such Special Series 1 and all other shares now or hereafter authorized of Class G Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), except that on any matter that pertains to the agreements or any of the liabilities or expenses referred to in the immediately preceding resolution that is submitted to a vote of shareholders, only shares of Special Series 1 of Class G Common Stock shall be entitled to vote, except that, (i) if said matter affects shares of the Company other than shares of such Special Series 1, such other affected shares shall also be entitled to vote, and in such case shares of Special Series 1 of Class G Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Company; and (ii) if said matter does not affect shares of Special Series 1 of Class G Common Stock, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares other than shares of such Special Series.

          FURTHER RESOLVED, that income, earnings, gain or loss on the assets belonging to Class G Common Stock (including Class G Common Stock- Special Series 1 and any other series of Class G Common Stock hereafter authorized) shall be allocated among Class G Common Stock, Class G Common Stock - Special Series 1 and any other series of Class G Common Stock hereafter authorized pro rata in accordance with the number of shares outstanding of Class G Common Stock, Class G Common Stock - Special Series 1 and only other new series of Class C Common Stock hereafter authorized;


          FURTHER RESOLVED, that dividends on shares of Class G Common Stock, Class G Common Stock - Special Series 1 and any other series of Class G Common Stock hereafter authorized, shall be paid only out of the assets allocable to such respective series less the liabilities and expenses allocable to such series in accordance with the preceding resolutions; and

          FURTHER RESOLVED, that in the event of the liquidation or dissolution of the Company's portfolio consisting of Class G Common Stock, Class G Common Stock - Special Series 1 and any other series of Class G Common Stock hereafter authorized, the stockholders of each such series shall be entitled to receive, out of the assets of this portfolio available for distribution, only the net assets allocable to such series, respectively.

          SECOND: The shares of Class G Common Stock and Class G Common Stock-Special Series 1 of the Company, classified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary, have been classified by the Company's Board of Directors under the authority contained in the Charter of the Company.

          IN WITNESS WHEREOF, UST Master Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of January 29, 1991.

Attest:                                      UST MASTER FUNDS, INC.



/s/ W. Bruce McConnel, III                   By: /s/ Karen A. G. Loud
--------------------------                       --------------------
W. Bruce McConnel, III,                           Karen A. G. Loud,
Secretary                                         President

                                  CERTIFICATE
                                  -----------


          THE UNDERSIGNED, President of U.S.T. MASTER FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                              /s/ Karen A. G. Loud
                                             -------------------------
                                             Karen A. G. Loud
                                             President


Dated as of: January 29, 1991

DOCUMENT CODE  16        BUSINESS CODE  03        COUNTY  74
              ----                     ----              -----

# D1750454     P.A.        Religious         Close       Stock      Nonstock
-----------         ______           _____         _____       _____

Merging                                 Surviving
(Transferor)__________________          (Transferee)______________________
______________________________          __________________________________
______________________________          __________________________________
______________________________          __________________________________

CODE   AMOUNT  FEE REMITTED
----   -----   ------------
10       30    Expedited Fee                                Name Change
       -----                                                -----------
20     _____   Organ. & Capitalization                      (New Name)_____________________
61     _____   Rec. Fee (Arts. of Inc.)                     _______________________________
62       20    Rec. Fee (Amendment)                         _______________________________
       -----
63     _____   Rec. Fee (Merger or Consolidation)
64     _____   Rec. Fee (Transfer)                          ___ Change of Name
65     _____   Rec. Fee (Dissolution)                       ___ Change of Principal of Office
66     _____   Rec. Fee (Revival)                           ___ Change of Resident Agent
52     _____   Foreign Qualification                        ___ Change of Resident Agent Address
50     _____   Cert. of Qual. or Reg.                       ___ Resignation of Resident Agent
51     _____   Foreign Name Registration                    ___ Designation of Resident Agent and
                                                                Resident Agent's Address
13       17    2 Certified Copy 10p                         ___ Other Change _____________
       -----   -                ---                             __________________________
56     _____   Penalty
54     _____   For. Supplemental Cert.
53     _____   Foreign Resolution
73     _____   Certificate of Conveyance
               =========================
76     _____   Certificate of Merger/Transfer
       _____   _________________________
               _________________________
75     _____   Special Fee
80     _____   For. Limited Partnership
83     _____   Cert. Limited Partnership
84     _____   Amendment to Limited Partnership
85     _____   Termination of Limited Partnership
21     _____   Recordation Tax
22     _____   State Transfer Tax
23     _____   Local Transfer Tax
31     _____   ___ Corp. Good Standing
NA     _____   Foreign Corp. Registration
87     _____   ___ Limited Part.  Good Standing

71    _____   Financial
600   _____   ___________ Personal               Code  063
              Property Reports and                   -------
              ___________ late filing
              penalties

70    _____   Change of P.O., R.A or R.A.A.      ATTENTION :  Leah Schuman

                                                            -------------------
                                                 _______________________________
                                                 _______________________________
91    _____   Amend/Cancellation, For Limited
              part.

__    _____   Other ________________              MAIL TO ADDRESS:______________
                                                  ______________________________
                                                  ______________________________
__    _____   Other ________________              ______________________________
                                                  ______________________________
                                                  ______________________________
TOTAL
FEES   67
      -----



       X
    ------  Check  ______ Cash                    NOTE:
                                                  ----
_____ Documents on _____ checks

APPROVED BY:   JS
            ---------